EXHIBIT 99.2


             PRESS RELEASE OF MERIDIAN BANCORP, INC.

          MERIDIAN AND UNITED COUNTIES BANCORPORATION
COMPLETE DUE DILIGENCE INVESTIGATIONS AND EXTEND LETTER OF INTENT



     Reading, Pa., Nov. 4, 1994 -- In a joint announcement, Meridian Bancorp, Inc. (NASDAQ/NMS:MRDN) of Reading, Pa., and United Counties Bancorporation (NASDAQ:UCTC) of Cranford, N.J., reported today that they had extended their letter of intent to December 12, 1994. Both bank holding companies have now satisfactorily completed their due diligence processes and are focusing their attention on negotiating the definitive merger agreement.

     United Counties is a $1.6 billion bank holding company based in Cranford, N.J., with 36 branches in Middlesex, Monmouth,
Morris, Somerset and Union counties.

     Meridian Bancorp, Inc. is a $14.8 billion banking and
financial services holding company with 33 bank branches
throughout the eastern half of Pennsylvania, southern New Jersey and the state of Delaware.
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         PRESS RELEASE OF UNITED COUNTIES BANCORPORATION

           MERIDIAN AND UNITED COUNTIES BANCORPORATION
              COMPLETE DUE DILIGENCE INVESTIGATIONS
                   AND EXTEND LETTER OF CREDIT


Cranford, New Jersey, November 4, 1994 -- In a joint announcement, Meridian Bancorp, Inc. (NASDAQ/NMS:MRDN) of Reading, Pa., and United Counties Bancorporation (NASDAQ:UCTC) of Cranford, N.J., reported today that they had extended their letter of intent to December 12, 1994. Both bank holding companies have now satisfactorily completed their due diligence processes and are focusing their attention on negotiating the definitive merger agreement.

     United Counties is a $1.6 billion bank holding company based in Cranford, N.J., with 36 branches in Middlesex, Monmouth,
Morris, Somerset and Union counties.

     Meridian Bancorp, Inc. is a $14.8 billion banking and financial services holding company with 33 bank branches throughout the eastern half of Pennsylvania, southern New Jersey and the state of Delaware.